COMMON                                       COMMON STOCK
  STOCK                                      Par Value
$.10 Per Share

THIS CERTIFICATE IS TRANSFERABLE IN
BOSTON, MASSACHUSETTS OR
NEW YORK, NEW YORK

INCORPORATED UNDER THE LAWS OF
THE STATE OF MARYLAND

            LIBERTY ALL-STAR GROWTH FUND, INC.

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THIS CERTIFIES THAT








IS THE OWNER OF
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 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK
                            OF

Liberty All-Star Growth Fund, Inc. transferable on the books of the Corporation by the holder hereof in person or by daily authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation, and the Bylaws of the Corporation, and all amendments thereof, copies of which are on file at the principal office of the Corporation and with the Transfer Agent. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
     STATE STREET BANK AND TRUST COMPANY
                  TRANSFER AGENT
BY                AND REGISTRAR.

                               \s\ John Davenport
                                \s\Richard R. Christensen
                                    Secretary
President

         AUTHORIZED SIGNATURE